UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 20, 2012 (August 14, 2012)

CHINA VALVES TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34542	86-0891931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

21F Kineer Plaza
226 Jinshui Road
Zhengzhou, Henan Province
People’s Republic of China 450008
People’s Republic of China
(Address of principal executive offices)

(86) 371-8612-7222
(Registrant's telephone number, including area code)

______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 14, 2012, China Valves Technology, Inc. (the “Company”) received a letter from The Nasdaq Stock Market ("NASDAQ") notifying the Company of its failure to file the quarterly report on Form 10-Q for the period ended June 30, 2012 (the “Filing”) as required by NASDAQ Listing Rule 5250(c)(1) for continued listing. The letter was issued in accordance with NASDAQ Listing Rule 5815(a). The letter stated that the Company has until September 13, 2012 to provide NASDAQ with a plan to regain compliance with NASDAQ’s filing requirements. Based on the plan, NASDAQ can grant an extension of up to 180 calendar days from the due date of the Filing to regain compliance. If NASDAQ does not accept the Company’s plan, the Company will have the opportunity to appeal the decision to a NASDAQ Hearings Panel.

The Company issued a press release on August 20, 2012, disclosing receipt of the August 14, 2012 letter from NASDAQ. A copy of the press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

99.1	Press release dated 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA VALVES TECHNOLOGY, INC.

Date: August 20, 2012	/s/ Jianbao Wang
Jianbao Wang
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated August 20, 2012.